Exhibit 99.1
Spirit Airlines Reports May 2017 Traffic

MIRAMAR, Fla., (June 8, 2017) - Spirit Airlines (NASDAQ: SAVE) today reported its preliminary traffic results for May 2017.

Traffic (revenue passenger miles) in May 2017 increased 6.6 percent versus May 2016 on a capacity (available seat miles) increase of 9.0 percent. Load factor for May 2017 was 85.3 percent, a decrease of 1.9 percentage points compared to May 2016.
 Preliminary Traffic Results

	May 2017	May 2016	Change
Revenue passenger miles (RPMs) (000)	2,055,977	1,929,429	6.6%
Available seat miles (ASMs) (000)	2,411,697	2,213,560	9.0%
Load factor	85.3%	87.2%	(1.9) pts
Passenger flight segments	2,073,497	1,952,877	6.2%
Average stage length (miles)	969	970	(0.1)%
Total departures	13,877	13,106	5.9%

	YTD 2017	YTD 2016	Change
Revenue passenger miles (RPMs) (000)	9,635,110	8,741,587	10.2%
Available seat miles (ASMs) (000)	11,639,227	10,278,641	13.2%
Load factor	82.8%	85.0%	(2.2) pts
Passenger flight segments	9,621,089	8,689,787	10.7%
Average stage length (miles)	980	986	(0.6)%
Total departures	66,692	60,565	10.1%

Preliminary Operational Performance

May 2017
On-Time Performance[1]	69.1%
Systemwide Completion Factor	94.0%

1As defined by the Department of Transportation.

Second Quarter 2017 Guidance

During the month of May, the Company experienced an elevated number of pilot-related cancellations. In addition to the lost revenue associated with refunds, the Company’s revenue for the second quarter has been negatively impacted by a modest level of book away related to the disruptions; however, underlying strength in the revenue environment is helping to offset some of these pressures.    Compared to its initial guidance for the second quarter 2017, the Company’s non-fuel expense has increased due to higher passenger re-accommodation expense and other expense directly related to the service disruptions.  The Company is now operating at normal performance levels.
 Below is the Company’s updated guidance for the second quarter 2017.

2Q17E
Capacity - Available Seat Miles (ASMs)
Year-over-Year % Change	14.5%

Total Revenue per ASM (TRASM)
Year-over-Year % Change	Up 4% to 5%

Adjusted Operating Expense Ex-Fuel per ASM
Adjusted CASM ex-fuel year-over-year % change(1)	Up 9% to 10%

Fuel Expense
Fuel gallons (millions)	86.7
Economic fuel cost per gallon(2)	$1.66

Footnotes

(1)	Excludes all components of fuel expense, loss on disposal of assets, and special items.
(2)	Includes fuel taxes and into-plane fuel cost.

About Spirit Airlines:
Spirit Airlines (NASDAQ: SAVE) is committed to offering the lowest total price to the places we fly, on average much lower than other airlines. Our customers start with an unbundled, stripped-down Bare Fare™ and get Frill Control™ which allows them to pay only for the options they choose - like bags, seat assignments and refreshments - the things other airlines bake right into their ticket prices. We help people save money and travel more often, create new jobs and stimulate business growth in the communities we serve. With our Fit Fleet™, the youngest fleet of any major U.S. airline, we operate more than 440 daily flights to 60 destinations in the U.S., Latin America and the Caribbean. Come save with us at www.spirit.com.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, guidance and estimates for the second quarter 2017, including expectations regarding the delivery schedule of aircraft on order, announced new service routes, revenues, TRASM, cost of operations, operating margin, capacity, CASM, CASM ex-fuel, fuel expense, economic fuel cost, expected unrealized mark-to-market gains or losses, capital expenditures and other working capital requirements, aircraft rent, depreciation and amortization, fuel hedges and tax rates. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

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